Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-215220 and 333-219999) on Form S-3 and (Nos. 333-184445 and 333-207214) on Form S-8 of Malvern Bancorp, Inc. (the Company) of our report dated December 27, 2022 related to our audit of the consolidated financial statements of the Company, as it appears in this Annual Report on Form 10-K of the Company for the year ended September 30, 2022.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

December 27, 2022